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                                                                      Exhibit 23





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55976) pertaining to the STERIS Corporation 401(k) Plan and Trust of our report dated June 23, 1999, with respect to the financial statements and schedules of the STERIS Corporation 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                           /s/ Ernst & Young LLP



June 23, 1999
Cleveland, Ohio